EXHIBIT 99.16

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

Stated Doc Loans

FICO Score	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
500 - 519	32	6,954,736.85	1.58	8.721	509	68.87
520 - 539	47	9,705,308.94	2.20	8.595	531	72.00
540 - 559	93	20,583,177.87	4.67	8.133	550	73.17
560 - 579	77	15,810,987.94	3.59	7.950	571	75.30
580 - 599	130	30,167,753.42	6.84	7.761	590	80.52
600 - 619	220	44,339,847.68	10.05	7.931	609	82.10
620 - 639	509	89,484,188.38	20.29	7.957	630	81.79
640 - 659	390	76,123,914.09	17.26	7.646	649	81.61
660 - 679	289	54,214,068.38	12.29	7.537	669	82.43
680 - 699	164	34,010,958.93	7.71	7.384	689	83.10
700 - 719	116	22,847,438.33	5.18	7.540	709	84.01
720 - 739	94	18,627,604.33	4.22	7.278	729	83.00
740 - 759	47	8,636,749.43	1.96	7.503	750	82.81
760 - 779	25	5,337,071.24	1.21	7.468	770	83.64
780 - 799	13	2,674,150.00	0.61	7.508	787	83.56
800 - 819	5	1,469,429.70	0.33	7.224	805	87.24

Total:	2,251	440,987,385.51	100.00	7.755	642	81.07

Aggregate DTI Distribution

DTI (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 5.00	3	472,105.79	0.06	8.390	590	81.83
5.01 - 10.00	7	1,212,663.81	0.16	8.081	634	82.31
10.01 - 15.00	10	803,274.82	0.10	8.236	600	82.12
15.01 - 20.00	41	4,868,606.37	0.63	7.692	622	78.47
20.01 - 25.00	83	11,607,166.13	1.50	7.781	616	76.91
25.01 - 30.00	175	24,293,484.15	3.14	7.819	620	78.12
30.01 - 35.00	306	46,041,217.11	5.95	7.788	616	80.35
35.01 - 40.00	514	81,412,469.20	10.51	7.687	630	80.08
40.01 - 45.00	947	172,206,863.23	22.24	7.638	636	81.51
45.01 - 50.00	1,798	353,699,290.66	45.68	7.710	632	81.55
50.01 - 55.00	382	77,581,947.90	10.02	7.526	613	80.61
55.01 - 60.00	1	79,000.00	0.01	7.000	550	59.85

Total:	4,267	774,278,089.17	100.00	7.684	629	81.03